Exhibit 10.6

LEASE

THIS Lease (the “Lease”), between STECAR PROPERTIES, LLC, a California limited liability company (the “Lessor”), and DIEDRICH COFFEE, INC., a Delaware corporation (the “Lessee”), is effective on the date indicated in Paragraph 39 (the “Effective Date”) (i.e., January 1, 2006). This Lease is supplemented and modified pursuant to that Addendum of Lease attached hereto as “Addendum to Lease” (paragraphs 40 through 44) and incorporated herein by reference and made a part of the Lease.

WITNESSETH:

1. Premises. For and in consideration of the rent herein received and of the covenants, conditions, agreements, and stipulations of Lessee hereinafter expressed, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following described real property (collectively, the “Premises”): (i) the tract of land in Castroville, California, with a street address of 11480 Industrial Parkway, Castroville, CA (the “Land”), more particularly described on Exhibit “A” attached hereto, together with any and all easements, rights and appurtenances appertaining to same, and (ii) those certain improvements thereon (the “Buildings”), together with all structures, fixtures and other improvements existing on the Land (the Building and such other structures, fixtures and improvements collectively referred to as the “Improvements”).

2. Intentionally left blank.

3. Term - Option. Lessee is to have and to hold the Premises for a ten (10) year term which shall expire upon December 31, 2015 (“Initial Term”), as extended or renewed below (“Term”). Lessor shall deliver possession of the Premises to Lessee on the Effective Date. The Lessee shall have the option to extend the Initial Term of the Lease as provided in Section 40 of the Addendum to Lease.

4. Rent. Lessee shall pay to Lessor without demand and without deduction, abatement or set-off (except as otherwise provided herein or permitted under applicable law), on the first day of each month the Rent as described in this Paragraph 4.

(a) Base Rental. Upon the Commencement Date, as defined in Paragraph 34 herein (i.e., January 1, 2006), Lessee covenants to pay Lessor, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts during the Term of this Lease, the initial Base Rental of Three Hundred Thirty-Four Thousand Eight Hundred Seventy-Two Dollars ($334,872.00) per Lease Year (as defined in Paragraph 35 herein), payable in equal monthly installments of Twenty-Seven Thousand Nine Hundred Six Dollars ($27,906.00).

(b) Adjustments. Base Rental shall be increased in accordance with the following schedule:

Months 01-60: $27,906.00, per month, NNN

Months 61-90: $29,301.00, per month, NNN

Months 91-120: $30,766.00, per month, NNN

(c) Option Periods. Base Rental For the Option Period(s), shall be increased in accordance with the following schedule:

Months 121-150: $32,304.00, per month, NNN

Months 151-180: $33,919.00, per month, NNN

Months 181-300: 90% of fair market value or “Fair Market Rental Rate”

(as determined in accordance with Section 41 of the Addendum to Lease)

5. Additional Rent. Lessee shall pay one hundred percent (100%) of the taxes on the Premises, the cost of insurance premiums on the Premises and additional amounts as hereinafter provided in Subparagraph 5(c), as Additional Rent.

(a) Taxes. Lessee shall on or before the due date established by the taxing authorities pay the real estate taxes and assessments levied during the Term against the Premises and all business and occupation taxes relating to Lessee’s business, sales tax on rentals and other governmental taxes levied against the Premises or Lessee’s business ventures and activities conducted or permitted to be conducted on the Premises by Lessee (“Taxes”). Nothing contained in this Lease shall be construed to require Lessee to pay any federal or state income, gift or inheritance taxes imposed on Lessor. The amount due for all partial calendar years shall be prorated on a per diem basis. Lessee shall have the right to contest any tax bill with the appropriate taxing authority, at Lessee’s cost. Lessee may pay taxes directly to the taxing authority so long as Lessee is not in default hereunder and Lessee provides timely proof of payment to Lessor without delinquency or penalty. If Lessee failed to pay taxes directly to the taxing authorities for a prior year resulting in penalties or interest being assessed against the Premises by one or more of such taxing authorities, Lessee shall be obligated to pay to Lessor each month on the first day thereof, as Additional Rent, an estimated amount for the annual taxes assessed against the Premises. Lessee shall pay to Lessor, or Lessor shall rebate to Lessee, any difference between such estimated annual taxes and the actual taxes due for such year.

(b) Insurance.

(i) Lessee shall, at Lessee’s sole cost, obtain and maintain in force during the Term the following insurance coverages: (a) insurance against loss or damage by risks included under “all risk” policies, at the time the policy is acquired, in an amount equal to the actual replacement cost of the Improvements, subject to a co-insurance clause of not less than ninety percent (90%); (b) commercial general liability insurance against claims for personal injury, death, or property damage occurring in, on or about the Premises or the adjacent streets and sidewalks with the following minimum limits of liability for the Premises: (i) $1,000,000.00 in respect of bodily injury or death to any one person, (ii) $2,000,000.00 in respect of bodily injury or death to any number of persons arising out of one accident or disaster, (iii) $2,000,000.00 in respect to damage to or destruction of property arising out of any one accident, and (c) loss of rents or business income coverage in an amount of not less than the annual Base Rental provided for herein, increased as provided in Subparagraph 4(c).

(ii) Lessee agrees that as to each of the above referenced insurance policies the following conditions shall apply during the Term: (1) each policy of insurance shall not be subject to cancellation or substantial modification without at least thirty (30) days prior written notice to the Lessor and to Lessor’s mortgagee, if any, provided Lessor has notified Lessee in writing of such mortgagee’s name and address; (2) Lessee shall deposit with the Lessor certificates of such insurance or other evidence reasonably satisfactory to the Lessor that (i) the insurance required hereby has been obtained and is in full force and effect, and (ii) all premiums thereon have been paid in full; (3) Lessee shall furnish the Lessor with evidence satisfactory to the Lessor that such insurance has been renewed or replaced and that all premiums thereon have been paid in full, prior to the expiration of any such insurance, and all insurance policies required hereby are in full force and effect; (4) Lessee authorizes the Lessor to collect, adjust and compromise any claims under such “all-risk” insurance policies and authorizes and directs the insurer to pay any and all such proceeds directly to the Lessor, and not to the Lessee, and unless this Lease shall have been terminated under Paragraph 10, Lessor shall use such proceeds to reconstruct the Improvements as provided in Paragraph 10; (5) Lessor shall be named an additional insured and a loss payee as its interest appears under said policies; (6) upon Lessor’s request, Lessor’s mortgagee, if any, shall be added as loss payee under said policies;, and (7) Lessee’s obligation to carry the insurance required by this Lease may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, (A) Lessor will be named an additional insured and a loss payee as its interest appears under such policies, (B) the coverage afforded Lessor will not be reduced or diminished by reason of the use of such blanket policy of insurance, and (C) all other requirements set forth in this Paragraph 5 are otherwise satisfied.

(iii) All insurance required to be obtained or maintained pursuant to this Lease shall be obtained from generally recognized, responsible insurance companies qualified or licensed to transact such business in the State in which the Premises is located and otherwise reasonably satisfactory to the Lessor.

(c) Other Charges. Lessee agrees to pay to Lessor all charges for any services, goods, or materials furnished by Lessor at Lessee’s request which are not required to be furnished by Lessor under this Lease within thirty (30) days after Lessor renders a written statement therefor to Lessee. (The Base Rent, together with all such other sums paid to Lessor by Lessee under this Paragraph 5 as Additional Rent, is hereinafter collectively referred to as “Rent”). In the event any payment of Rent, including but not limited to a monthly installment of Base Rent, or other amounts as provided in Subparagraphs 5(c), 13(c) and Paragraph 7 herein, are not received by Lessor within five (5) days after it is due and payable, such delinquent payment of Rent will bear interest at a rate of ten percent of the monthly payment following the expiration of such five (5) day period until Lessee pays such Rent. Payment of such interest shall be made by Lessee in accordance with the provisions of this Subparagraph 5(c).

(d) Independent Obligation. Except with regard to a breach of the Covenant of quiet enjoyment or as otherwise provided herein, the obligation of Lessee to pay all Rent provided to be paid by Lessee and the obligations of Lessee to perform Lessee’s other covenants and duties hereunder constitute independent and unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is herein expressly provided for and not otherwise.

6. Maintenance of Premises. Responsibility for all repairs, replacements and alterations to the Premises shall be as set forth in this Paragraph 6.

(a) Lessor’s Responsibility. Lessor shall not be required to furnish any service or facilities to make any repairs or alterations in, on or about the Premises.

(b) Lessee’s Repairs and Replacements. Lessee agrees that it shall make all repairs, replacements, and alterations to Premises, including, but not limited to, the foundations, outside walls of the buildings, the interior and exterior of the buildings, including all overhead doors, frames, and operating equipment and all doors and door frames, all glass and window sashes, all plumbing, sewerage, heating, air conditioning and the electrical system, including ventilation, air conditioning, and heating units and systems, the exterior lighting system, public areas, parking areas, landscaping, and sidewalks and driveways suitably paved and marked for parking and traffic flow and reasonably free of refuse and obstruction and reasonably free of snow and ice as may be necessary to maintain said portions of the Premises in good repair and condition, reasonable wear and tear excepted, or which may be required by any laws, ordinances or regulations of any public authority or insurance underwriter having jurisdiction, the validity of which Lessee shall be entitled to contest. Lessor shall and does hereby assign to Lessee, to the extent they are assignable, any warranties it may hold with respect to each item of real property, personal property or fixture that Lessee is obligated hereunder to repair, maintain or replace.

(c) Permits Required. Lessee agrees that it will procure all necessary permits before making any repairs, alterations, other improvements and/or installations for which it is responsible under this Lease. Lessee agrees to pay promptly when due the entire cost of any work caused to be done by it upon the Premises, and to at all times maintain the Premises free and clear from liens for labor or materials. Lessee shall, within thirty (30) days from the filing of any such lien, bond or discharge the same. Lessee shall not, by the exercise of its rights or performance of its obligations hereunder or under any other provision of this Lease be deemed to be performing any work on behalf of Lessor.

7. Alterations and Improvements. Lessee shall have the right, only with the express written approval of Lessor which shall not be unreasonably withheld, to make such alterations or improvements costing more than twenty-five thousand dollars ($25,000) per project within the Premises at Lessee’s sole expense as may be proper and necessary for use of the Premises as a coffee manufacturing facility, provided that Lessee shall fully and completely indemnify Lessor against any mechanic’s or other liens or claims in connection with the making of such alterations or improvements. Lessee may make alterations or improvements costing twenty-five thousand dollars ($25,000) or less without Lessor’s consent. No structural changes, including, but not limited to changes to the roof, however, shall be made by Lessee without on each occasion submitting to Lessor plans and specifications for any proposed changes and obtaining the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed as long as the structural integrity of the Premises is not diminished. In the event Lessor’s property tax assessment for the Premises includes property owned by Lessee, Lessee shall be liable for all taxes levied or assessed against such property assessed against Lessor. If any such taxes for which Lessee is liable are levied or assessed against Lessor or Lessor’s property or if the assessed value of Lessor’s property is increased by inclusion of Lessee’s personal property, furniture or fixtures in the Premises, and Lessor elects to pay the taxes so assessed (or the results increase in tax by reason of such inclusion of Lessee’s property), Lessee shall pay to Lessor upon demand that part of such taxes for which Lessee is liable hereunder.

8. Assignment or Sublet. This Lease may be assigned and, a portion of the Premises subleased only as permitted by this Paragraph 8.

(a) Lessee. This Lease may be assigned or all or a portion of the Premises subleased by Lessee only with the express written consent of Lessor which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lessee shall at all times after said assignment or sublease remain responsible for the Lessee’s performance of this Lease, including the payment of Rent and Additional Rent. Any attempt to do any of the foregoing without the prior express written consent of Lessor, shall be void and of no effect. Notwithstanding the foregoing restriction on Lessee’s right to assign this Lease or sublease all or a portion of the Premises, (1) Lessee shall have the right to assign this Lease or sublet the Premises (or any portion of the Premises) to an entity controlling, controlled by, or under common control with, Lessee, in which event Lessee will remain fully liable and responsible for all Lessee’s obligations under this Lease, (2) if Lessee merges with another entity or sells all or substantially all of Lessee’s assets to another entity, Lessee may assign. this Lease to such successor entity, in which event Lessee will remain fully liable and responsible for all Lessee’s obligations under this Lease, and (3) Lessee may enter into one or more subleases to entities providing services related to Lessee’s use of the Premises, in which event Lessee will remain fully liable and responsible for all Lessee’s obligations under this Lease, in all such instances without the necessity of Lessor’s prior consent. In the event Lessee requests Lessor’s consent as to any assignment, sublease or other transaction, a signed counterpart of all instruments relative thereto (executed or to be executed by all parties to such transaction with the exception of Lessor) shall be submitted by Lessee to Lessor prior to, or contemporaneously with, the request for Lessor’s written consent (it being understood that no such instrument shall be effective without the written consent of Lessor). If Lessor elects to consent to a sublease, and if the amount due and payable by a sub-lessee under any such permitted sublease (or a combination of the rent payable under such sublease plus any bonus or other consideration therefor less any costs to Lessee of the subletting (i.e., improvement allowance or commissions)) exceeds the Rent payable under this Lease or, with respect to a permitted sublease, permitted license or other permitted transfer by Lessee, the consideration payable to Lessee by the assignee, licensee or other transferee exceeds the Rent payable under this Lease, then Lessee shall be bound and obligated to pay Lessor, as Rent hereunder, fifty percent (50%) of such amount received which exceeds the Rent and other amounts due hereunder, within ten (10) days following receipt thereof by Lessee from such sub-lessee, assignee, licensee or other transferee, as the case might be, unless the sub-lessee or assignee is an entity under common control of the principals of Lessee.

(b) Lessor. Lessor shall have the right to transfer, assign and convey, in whole or in part, the Premises and any and all of its rights under this Lease. Should Lessor assign its rights under this Lease, Lessor shall thereby be released from any further obligations hereunder, arising after the date of such assignment. Lessee agrees to look solely to such successor-in-interest of the Lessor for performance of obligations arising after such assignment. Subsequent to any such assignment, Lessee shall have the right to make a claim against the proceeds from the sale or assignment to the extent such proceeds exceed the amount required to satisfy any liens against the Premises. Any such claim shall be limited to the valid and binding financial obligations of Lessor in existence prior to such transfer or assignment. The term “Lessor” as used in this Lease shall mean the owner of the Premises, at the time in question, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Lessor thereafter accruing, but such covenants and obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

9. Use. Lessee will use and occupy the demised Premises in a careful, safe and proper manner and will comply with the directions of all public officers and governmental agencies having jurisdiction thereof respecting the use of the demised Premises to the extent that it is Lessee’s obligation hereunder to maintain the condition of the demised Premises. Lessee shall use the demised Premises as a coffee manufacturing and distribution facility and all uses reasonably related thereto.

10. Total or Partial Destruction. Continuation or termination of this Lease upon total or partial destruction of the Building from fire or other casualty shall be as provided in this Paragraph 10.

(a) Definition. For the purpose of this paragraph “Totally Destroyed” shall mean a destruction of more than thirty-three percent (33%) of the Improvements on the Land, and “Partially Destroyed” shall mean any lesser degree of destruction.

(b) Total Destruction. In the event the Premises shall be Totally Destroyed by fire or other casualty, Lessor and Lessee shall each have the option to terminate this Lease. Such option shall be exercised by providing to the other party hereto written notice of such election within thirty (30) days after such fire or other casualty. Such 30 day period following the casualty during which notice to terminate may be given shall not begin until Lessor, or Lessee, as applicable has received actual notice that the Premises have been Totally Destroyed.

(c) Partial Destruction. In the event the Premises shall be Partially Destroyed by fire or other casualty (or Totally Destroyed and the parties have not elected to terminate this Lease under Paragraph 10(b) above), Lessor shall repair the Building to substantially its condition immediately prior to said damage. Lessor shall commence such repairs promptly after notice of said damage and expiration of a reasonable period for adjustment of insurance claims. Lessor shall use its best efforts to complete such repairs as expeditiously as possible. If repairs have not been completed due to reasons within Lessor’s control, within six (6) months from the date of which the Premises was Totally Destroyed or Partially Destroyed, Lessee may terminate the Lease by giving written notice to Lessor within fifteen (15) days of the expiration of said 6-month period.

(d) Fixtures. Nothing contained in this Paragraph 10 shall require Lessor to replace any fixtures or other work paid for and installed by Lessee pursuant to the provisions of this Lease, except Lessor shall be obligated to replace any such work or return the proceeds to Lessee to the extent such fixtures were covered by insurance proceeds delivered to Lessor and this Lease has not terminated in accordance with the provisions of this Paragraph 10. In the event of Lease termination, Lessor shall return proceeds to Lessee to the extent such fixtures were covered by insurance proceeds delivered to Lessor.

(e) Intentionally deleted.

(f) Lessee’s Negligence. If the Premises or any portion of the Building is damaged by fire or other casualty resulting from the gross negligence or willful misconduct of Lessee or any of Lessee’s agents, employees or invites, the Rent hereunder shall not be diminished during the repair of such damage and Lessee shall be liable to Lessor for the cost and expense of the repair and restoration of the Building caused thereby to the extent such costs and expenses are not covered by insurance proceeds.

11. Condemnation Clause. If, after the execution of this Lease and prior to the expiration of its Term, the whole of the demised Premises (or such part as shall cause the remaining part to be unsuitable for use by Lessee, as determined by Lessee in its reasonable discretion) shall be appropriated by right of an eminent domain, the Term of this Lease shall cease as of the time of any appropriation, and Lessee shall have no obligation to pay Rent and Additional Rent for periods after the time of appropriation.

(a) Right to Damages. Lessor reserves to itself, and Lessee assigns to Lessor except as otherwise hereinafter expressly provided, all right to damages accruing on account of any appropriation by right of eminent domain. Lessor does not reserve to itself and Lessee does not assign to Lessor any damages payable to Lessee by the public authority for trade fixtures and other personal property (which part shall not have become part of the realty) installed by Lessee at its own cost and expense or any so-called moving expenses, or any lost profits or loss of goodwill, if paid by the condemning authority. Notwithstanding the foregoing, Lessee shall not be entitled to any damages for loss of the unexpired portion of the term of this Lease, or the value of the leasehold.

(b) Partial Condemnation. If, after the execution of this Lease and prior to the expiration of its Term, such part of the demised Premises as shall cause the remaining part to be still suitable for use by Lessee shall be appropriated by right of eminent domain, then Lessor shall proceed with all reasonable diligence to repair any damage to the Premises caused by the partial appropriation and Lessee shall be entitled to a reasonable adjustment in Base Rental accruing hereunder from the date of appropriation, proportionate to that part of the Premises or Improvements so taken.

12. Utilities. Lessee shall pay all water, sewer, gas, and electricity consumed or used by Lessee at the Premises.

13. Default Clause. Defaults by Lessee and Lessor’s remedies therefor shall be as provided in this Paragraph 13.

(a) Actions Constituting Default by Lessee. If Lessee at any time during the Term hereof (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency, or other proceedings in law, in equity or before any administrative tribunal, which prevent or might prevent Lessee from complying with the terms of this Lease):

(i) shall fail to make payment of any installment of Rent or any other sum specifically to be paid by Lessee hereunder and such default shall not have been cured within ten (10) days after Lessee received written notice from Lessor of such failure; or

(ii) shall fail in the observance or performance of any of Lessee’s covenants, agreements or obligations hereunder, other than the covenant to pay Rent or any other sum herein specified to be paid by Lessee, and such default shall not have been cured within ten (10) days after Lessee shall have received written notice from Lessor specifying such default; or if said default cannot by its nature be cured within ten (10) days, if Lessee shall not have commenced the curing promptly within such period and does not thereafter diligently proceed to cure the same.

(iii) shall (1) be adjudicated bankrupt or insolvent, or (2) have a receiver or trustee appointed for all or substantially all of its business or assets on the ground of Lessee’s insolvency, or (3) suffer an order to be entered approving a petition filed against Lessee seeking reorganization of Lessee under the Federal Bankruptcy Laws or any other applicable law or statutes of the United States or any state thereof and such adjudication, appointment or order has not been vacated within ninety (90) days; or

(iv) shall make an assignment for the benefit of its creditors or file a voluntary petition in bankruptcy or a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy Laws or any other applicable law or statute of the United States, or of any state thereof, or shall file a petition to take advantage of any insolvency act;

then, Lessee shall be in default of its obligations under this Lease unless Lessee has timely cured the failure giving rise to such default.

(b) Lessor’s Remedies. At any time Lessee is in default of its obligations under this Lease, Lessor may take one or more of the following actions:

(i) without further notice to Lessee and without further demand for Rent due or for the observance or performance of any of said terms, conditions, covenants or agreements, terminate this Lease and re-enter said Premises. If this Lease shall be terminated before its expiration by reason of Lessee’s default, the same may be re-rented by Lessor for such rent and upon such terms as Lessor may deem advisable;

(ii) sue to collect any and all sums which may accrue to Lessor by virtue of the provisions of this Lease and/or for any and all damage that may accrue by virtue of the breach of this Lease, Lessee hereby waiving all demand for rent;

(iii) sue to restrain by injunction any violation or threatened violation of the covenants, conditions or provisions of this Lease;

(iv) after three (3) days written notice to Lessee and in compliance with applicable law, alter locks and other security devices; and

(v) avail itself of any other remedy at law or in equity available to Lessor.

(c) Lessor’s Right to Remedy. If Lessee shall at any time be in default in fulfilling any of the covenants of this Lease as set forth in Subparagraph 13 (a) (other than the covenants for the payment of Rent or other charges payable by Lessee to Lessor hereunder), Lessor may, but shall not be obligated to do so, and without notice to or demand upon Lessee, take or cause to be taken such action or make such payment, as may be required by such covenants, at Lessee’s risk and expense, and all reasonable expenses, costs and liabilities of Lessor incurred in taking such action or making such payment shall be deemed Additional Rent hereunder and shall be payable to Lessor on demand with interest at the rate of eighteen percent (18%) per annum. In case of re-entry, or of the termination of this Lease, whether by summary proceedings or otherwise, Lessee shall remain liable for the balance of said Term, whether Premises be relet or not, and for reasonable expenses to which Lessor may be put in re-entering, including preservation of the demised Premises, less however, the amounts received under the re-let after deducting brokers’ commissions of the reletting. Any such reletting may be for a term exceeding or less than the period of this Lease or the existing renewal term. Lessor shall not be liable for failure to relet the Premises, and in the event of reletting, for failure to collect the rent under such reletting; provided, however, Lessor shall use diligent efforts to mitigate its damages.

14. Indemnification. Lessee and Lessor agree to indemnify and save harmless each other against and from any and all claims by or on behalf of any person, firm, corporation, or entity, arising from any accident, injury or damages of whatsoever cause, including any environmental conditions caused by indemnitor, its agents or employees, suits brought against indemnitor or indemnitee (except, however, to the extent any of the foregoing are caused by negligence or willful misconduct of the indemnitee, its agents, contractors, servants, employees or licensees) occurring during the Term, in, on or about the demised. Premises, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against the indemnitee by reason of any such claim, the indemnitor upon notice from the indemnitee covenants to resist or defend such action or proceeding. Indemnification by the indemnitor hereunder shall not extend to any matter against which, and to the extent which, the indemnitee has been indemnified from insurance. . Except as set forth above, Lessor shall have no liability to Lessee or its shareholders, officers, directors, employees, affiliates or subsidiaries, and Lessee hereby waives any claims to damages against Lessor for any and all losses, claims, liabilities, damages, demands, fines, costs and expenses (including reasonable legal expenses) of whatever kind and nature resulting from any accident, occurrence or condition caused by the release of any toxic or hazardous substance or waste in, on, under, about or affecting the Premises, occurring prior to Lessor’s acquisition of the Premises or occurring during Lessee’s occupation of the Premises, including without limitation, the existence removal, remediation, leaking of spills and overfills related to underground storage tanks on or under the Premises, which results in any injury or death to any person or damage to any property or which required the removal or treatment of such hazardous or toxic substance or waste or underground storage tanks (including without limitation, removals, remediation, leaking, spills or overfills related to underground storage tanks), or any other remedial action or fine under the terms of any applicable law, regulation, rule or direction of any federal state or local government authority. The provisions of this paragraph shall survive the termination or expiration of this Lease and the surrender of the Premises by Lessee.

15. Right to Inspect and to Show the Premises. Lessee agrees that Lessor or its representatives shall have the right during normal business hours upon at least twenty-four (24) hours prior notice to enter upon and to inspect the Premises to ascertain that Lessee is carrying out the terms, conditions and provisions hereof Lessor shall have the right to show the Premises to prospective purchasers during normal business hours upon at least twenty-four (24) hours prior notice during the Term of the Lease and to prospective tenants during the last six (6) months of the Term. Notwithstanding the foregoing, such inspections and showings shall not unreasonably interfere with Lessee’s use and enjoyment of the Premises.

16. Condition of the Premises at Termination. Lessee agrees that upon the termination of its tenancy by expiration or otherwise, it will leave the Premises in good condition, ordinary wear and tear, damage by fire or other casualty and conditions not the responsibility of Lessee under this Lease, excepted. All trade fixtures installed by Lessee that are not replacements or part of realty shall be removed at the expiration of the Term, and Lessee shall repair any damage by reason of the said removal. All carpeting, signs, kitchen hood systems, plumbing systems, seating booths, ventilation systems and other improvements installed by Lessee shall remain the property of Lessor, provided, however, that other trade fixtures shall remain the property of the Lessee.

17. Subordination, Attornment and Nondisturbance. Lessor shall, within thirty (30) days after the date of the Lease, provide Lessee with a nondisturbance agreement in form and substance reasonably satisfactory to Lessee pursuant to which Lessor’s lenders with respect to the Building and ground lessors, if any, each agree that Lessee’s rights to possession of the Premises pursuant to the terms of the Lease shall not be disturbed, so long as Lessee is not in default of its obligations under the Lease beyond any applicable notice and cure periods. Such subordination, nondisturbance and attornment agreement shall be in recordable form and shall be substantially in Lessor’s lenders form attached hereto at Exhibit “B”.

18.(a) Delivery of Estoppel Certificates. Lessee shall from time to time, upon not less than ten (10) days’ prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing certifying such information as Lessor may reasonably request including, but not limited to, the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (iii) that there are not, to Lessee’s knowledge, any uncured defaults or unfulfilled obligations on the part of Lessor, or specifying such defaults or unfulfilled obligations, if any are claimed, (iv) that all Lessee improvements to be constructed by Lessor, if any, have been completed in accordance with Lessor’s obligations, and (v) that Lessee has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Property.

(b) Failure to Deliver Certificate. At Lessor’s option, the failure of Lessee to deliver such statement within such time as provided hereunder, it shall be conclusive upon Lessee that (i) this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor’s performance, (iii) not more than one month’s Base Rent has been paid in advance, (iv) all improvements to be constructed by Lessor, if any, have been completed in accordance with Lessor’s obligations, and (v) Lessee has taken possession of the Premises.

19. Non-waiver. Neither acceptance of Rent by Lessor nor failure by either party to complain of any action, omission or default of the other party, whether singular or repetitive, shall constitute a waiver of any of Lessor’s or Lessee’s, as applicable, rights hereunder. Waiver by either party of any remedy for any default of the other party shall not constitute a waiver of any remedy for either a subsequent default of the same obligation or any other default. No act or thing done by Lessor or its agents shall be deemed to be an acceptance of surrender of the Premises. No agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Lessor.

20. Entire Agreement. This Lease embodies the entire agreement between the parties hereto relative to the subject matter hereof and Lessee acknowledges that Lessor has made no representations or warranties in connection with the demised Premises except as set forth in this Lease. This Lease shall not be modified, changed or altered in any respect, except in writing executed by the parties hereto.

21. Notices. Any notice, communication, request, demand, reply or advice (severally and collectively referred to as “Notice”) in this Agreement required or permitted to be given, made or accepted must be in writing. Notice may, unless otherwise provided herein, be given or served by depositing the same in the United States Mail, postage paid, registered or certified, and addressed to the party to be notified, with return receipt requested. Notice shall be effective at the time of receipt thereof by the addressee or any agent of the addressee, except that to the extent the addressee or an agent of the addressee shall refuse to receive any notice given by registered mail or certified mail as above provided or there shall be no person available at the time of the delivery thereof to receive any notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. Notice given in any other manner shall be effective only if and when received by the party to be notified (except in the case of a facsimile transmission received after normal business hours, which notice shall be effective the next day). For the purposes of notice, the addresses of the parties shall, until changed as provided below, be as follows:

Lessor:	Stecar Properties, LLC 1 Northwood Drive Orinda, CA 94563

Lessee:	Diedrich Coffee, Inc. 28 Executive Park Suite 200 Irvine, CA 92614 Attn: Real Estate

The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America, by not less than ten (10) days prior written notice to the other party.

22. Waiver of Subrogation. Lessor and Lessee each do hereby waive all rights of recovery and causes of action against the other and their respective employees, servants, agents, and all parties claiming through or under such party for any damage to the demised Premises and/or the building in which they are located, or the personal property of Lessee, as the case may be, caused by any of the perils which are included in an “all-risk” property insurance policy, notwithstanding the fact that said damages to or destruction of said building and/or the demised Premises, or the personal property of Lessee, as the case may be, shall be due to the negligence of either party hereto or their respective employees, servants, agents or any parties claiming through such party. Such waivers shall be null and void if the foregoing waiver causes the invalidation of such insurance policy. Lessor and Lessee each hereby agree and covenant immediately to give any insurance company, which has issued to it such policies of insurance, written notice of the terms of said waiver, and have said insurance policies properly endorsed, if necessary, to recognize such waiver and prevent the invalidation of said insurance coverages by reason of said waiver. Any and all increases in insurance premiums attributed to such waiver shall be paid by the beneficiary of such waiver.

23. Liability for Damage to Lessee’s Property. All personal property of the Lessee whatsoever kept in the Premises shall be at Lessee’s sole risk, unless damaged by the negligence or actionable fault of Lessor, its agents or contractors.

24. Material Annexed. It is expressly agreed that all material attached to this Lease as Exhibit “A”, Exhibit “B”, and “Addendum to Lease” shall be incorporated in this Lease by reference thereto.

25. Signs. Lessee if it so desires may place, erect, and maintain or use a sign on the front of the Premises advertising Lessee’s business. The said sign shall be erected and maintained in compliance of applicable laws, shall be subject to approval by Lessor which shall not be unreasonably conditioned, delayed or withheld. Upon expiration of the term of the Lease, said sign shall remain the property of Lessor. However, Lessee may remove its sign facia on the condition that Lessee properly cover the sign with plastic panel inserts. In addition, all existing signs can be used and maintained at Lessee’s sole expense.

26. Real Estate Commission. The parties each represent to the other that no real estate broker was involved in presenting or arranging for the consummation of this Lease and will indemnify each other for claims presented through the indemnifying party.

27. Captions and Parties. The captions in this Lease are for convenience only and are not part of this Lease and do not in any way limit or amplify the terms or provisions of this Lease. Wherever the word “Lessor” or “Lessee” is used in this Lease, it shall be considered as meaning “Lessors” or “Lessees,” respectively wherever the context permits or requires, and when the singular, the masculine, or the neuter pronouns are used herein, the same shall be construed as including all persons and corporations designated, respectively as Lessor or Lessee in the heading of this instrument wherever the context requires.

28. Quiet Enjoyment. Lessor covenants and agrees that Lessee, Upon paying the Rent and all other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy said demised Premises during the Term of this Lease without hindrance or molestation.

29. Binding Lease. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided, however, that there shall be no liability on any Lessor following transfer of title for acts or matters related to the period following such transfer of title, so long as such transferee agrees in writing to be so liable.

30. Holding Over. In the event of Lessee’s continued occupancy of the Premises after the expiration of the Term or any renewal or extension thereof, or after any earlier termination provided or permitted by this Lease, either with or without the consent of Lessor, such tenancy shall be month to month and in no event from year to year, and such continued occupancy shall not defeat Lessor’s right to possessions of the Premises. All other covenants, provisions, obligations and conditions of the within Lease shall remain in full force and effect during such hold-over period with the exception of rental which shall be one hundred fifty percent (150%) of the then current Rent under Paragraph 4.

31. Choice of Law. This Lease shall be deemed to have been signed and delivered in the State of California, and shall be construed in accordance with the laws of the State of California.

32. Enforceability of Agreement. Lessor warrants to Lessee and Lessee warrants to Lessor that the person executing this Agreement for or on behalf of the warranting party was fully authorized to act in their behalf and that this Agreement is valid and enforceable against the warranting party.

33. Intentionally left blank.

34. Commencement Date. The “Commencement Date” of the term shall be the Effective Date of this Lease which shall be January 1, 2006.

35. Lease Year. The term “Lease Year” as used herein shall mean each consecutive twelve (12) month period beginning with the Commencement Date and each anniversary date thereof.

36. Relationship of Lessee and Lessor. This Lease does not create the relationship of principal and agent or of partnership or of joint venture or any association between Lessor and Lessee; the sole relationship between Lessor and Lessee is that of lessor and lessee.

37. Environmental Provisions. Responsibility for protecting the Premises from contamination by Hazardous Substances, as defined in this Paragraph 37, and compliance with Environment Law shall be as set forth in this Paragraph 37.

(a) Applicable Definitions. The term “Hazardous Substances” means all explosive or radioactive substances or wastes, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, and any of the following: (i) any ‘hazardous substances,’ as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§9601 et seq.; (ii) any ‘extremely hazardous substance,’ ‘hazardous chemical’ or ‘toxic chemical,’ each as defined under the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §§ 1101 et seq.; (iii) any ‘hazardous waste,’ as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; (iv) any ‘pollutant,’ as defined under the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; and (v) any regulated substance or waste under any Environmental Law. For purposes of this Lease, “Environmental Law” means all laws relating to Hazardous Substances, pollution or protection of the environment and any judgment, decree, injunction, order or ruling of any federal, state, or local court, governmental authority or any arbitrator that are applicable to the Premises and binding on Lessee’s use or occupancy of the Premises.

(b) Lessee’s Responsibility. During the Term of this Lease, Lessee shall not permit to occur, to the extent it is within the reasonable knowledge and control of Lessee, or cause any violation of Environmental Law on, under, or about the Premises, or the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substances on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance other than customary quantities of such Hazardous Substances customarily used in the operation of Lessee’s business and then only in accordance with Environmental Law.

(c) Intentionally left blank.

(d) Environmental Indemnity. Lessee shall indemnify, defend, and hold harmless Lessor, the manager of the Premises, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances in violation of Environmental Law that occurs during the Term of the Lease and which results from Lessee’s use or occupancy of the Premises, including occurrences resulting from acts by third parties during Lessee’s occupancy or from Lessee’s failure to provide all information, make all submissions, or take all actions required of Lessee under Environmental Law. Lessee’s obligations and liabilities under this Section shall survive the expiration or earlier termination of the Lease.

38. Intentionally left blank.

39. Effective Date. Lessor and Lessee acknowledge that the Effective Date of this Lease shall be January 1, 2006.

IN WITNESS WHEREOF, this Lease has been duly executed by the parties as of the 17th day of October, 2005.

LESSOR:

STECAR PROPERTIES, LLC, a California limited liability company

By its member:

/s/Steven L. Ruegg
Steven L. Ruegg

By its member:

Name:

LESSEE:

DIEDRICH COFFEE, INC., a Delaware corporation

By:	/s/Matthew C. McGuinness
Its:	Executive Vice President

ATTACHMENTS:

Exhibit A – Description of the Land

Exhibit B – Lessor’s Lenders form of Subordination, Non-Disturbance Agreement

Addendum to Lease – Sections 40 through 44

ADDENDUM TO LEASE

DATED AUGUST 1, 2005

BY AND BETWEEN STECAR PROPERTIES, LLC (“LESSOR”)

AND DIEDRICH COFFEE, INC. (“LESSEE”)

THIS ADDENDUM TO LEASE (“Addendum” or “Addendum to Lease”) is hereby incorporated into the Lease (with an Effective Date of January 1, 2006) and made a part thereof as though fully set forth at length therein. To the extent any of the provisions of this Addendum conflict with any other portions of the Lease, the provisions of this Addendum shall control. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning in this Addendum as defined in the Lease.

40. Option to Extend. Lessee shall have the option to extend the Term of the Lease (“Option” or “Option to Extend”) for one (1) period of sixty (60) months and one (1) period of ten (10) years, provided Lessee is not in default beyond any applicable notice and cure period at the time the exercise of the Option to Extend, and provided Lessee gives Lessor written notice of its election to exercise the Option to Extend at least ninety (90) days prior to the expiration of the Term.

41. Determination of Fair Market Value – Option Periods. In determining the Base Rental for Months 181-300 of the Option Period (as referenced in Section 4(c) above), Lessor and Lessee shall negotiate in good faith to arrive at a mutually agreeable “Fair Market Rental Rate (the Base Rental for such period is to be “90% of the Fair Market Rental Rate) one hundred twenty (120) days prior to the commencement of such time period. If the parties cannot agree within thirty (30) thereafter, then the Fair Market Rental Rate shall be determined as follows: (1) Lessor and Lessee shall each select one (1) independent unaffiliated real estate appraiser with at least five (5) years full-time experience appraising commercial properties; (ii) within five (5) days after agreement upon this list of appraisers, the selected appraisers shall meet and shall select a third appraiser (“Appraiser”); (iii) within thirty (30) days after the appointment of the Appraiser, the Appraiser shall independently determine the Fair Market Rental Rate. Each party shall pay one-half of the Appraiser’s fee and costs. The determination of the Appraiser in accordance with this Section shall be final and binding on the parties and a judgment may be rendered in a court of competent jurisdiction.

42. Memorandum of Lease. The parties shall execute and acknowledge, and cause to be recorded in the Official Records of Monterey County, California, a short form memorandum of the Lease in the form attached hereto as Exhibit “C”.

43. Eminent Domain Awards. Notwithstanding anything to the contrary in Section 11 of the Lease, Lessee shall be entitled to the amount of any award with respect to its Lessee improvements, moving expenses, and personal property, including, but not limited to, Lessee’s furniture, fixtures, equipment and goodwill, if paid by the condemning authority.

44. Counterparts. The Lease (including the Addendum to Lease) may be executed in several counterparts, and/or by the execution of counterpart signature pages that may be attached to one or more counterparts of the Lease, and all so executed shall constitute one agreement binding on the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart. In addition, any counterpart signature page may be executed by any party wherever such party is located, and may be delivered by telephone facsimile transmission, and any such facsimile transmitted signature pages may be attached to one or more counterparts of the Lease (including this Addendum to Lease), and such faxed signature(s) shall have the same force and effect, and be as binding, as if original signatures had been executed and delivered in person.

IN WITNESS WHEREOF, this Addendum to the Lease has been duly executed by the parties as of the      day of             , 2005.

LESSOR:

STECAR PROPERTIES, LLC, a California limited liability company

By its member:

Steven L. Ruegg

LESSEE:

DIEDRICH COFFEE, INC., a Delaware corporation

By:
Its:

EXHIBIT “A”

Legal Description

Parcel A as said parcel is shown and so designated on that certain Parcel Map filed February 3, 1992 in Volume 18 of “Parcel Maps” at Page 147, Monterey County Records, and more particularly described as follows:

Beginning at the Southwesterly corner of said Parcel A, said point being on the Easterly line of Commercial Parkway as shown on said Map; thence along the said Easterly line N. 14° 00’ 00” W., 399.32 feet and along a tangent curve to the left thru a central angle of 5° 47’ 57” with a radius of 460.00 feet for an arc length of 46.56 feet; thence leaving said Easterly line N. 70° 12’ 03” E., 342.23 feet; thence S. 14° 04’ 00” E., 480.38 feet; thence S. 76° 00’ 00” W., 338.68 feet to the point of beginning.

A.P.No.: 133491-040

EXHIBIT “B”

Estoppel, Subordination and Non-Disturbance Agreement

When Recorded Mail To:

CENTENNIAL BANK

18837 Brookhurst Street

Suite 100

Fountain Valley, CA 92708

LOAN NO.: 0011-004579-06

LEASE SUBORDINATION,

ATTORNMENT AND

NON-DISTURBANCE AGREEMENT

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN THE LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS LEASE SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made as of of September 7 2005_, by and among Stecar Properties, LLC, a California Limited Liability Company (“Lessor”), Diedrich Coffee, Inc., A Delaware Corporation (“Lessee”), and CENTENNIAL BANK (“Lender”).

RECITALS

A.	Lender made a loan to Lessor, which loan is to be evidenced by a Promissory Note (“Note”) in the principal sum of One Million Seven Hundred Twenty Five Thousand Dollars ($ 1,725,000.00 ) executed by Lessor, dated as of October 17, 2001. The Note is to be secured by a Deed of Trust, Assignment of Leases and Rents and Security Agreement of even date therewith (“Deed of Trust”), which Deed of Trust is to be recorded prior to or concurrently wherewith and which Deed of Trust encumbers Lessor’s estate in the real property (“Subject Property”) in Monterey County County, California described as follows:

Parcel A as said parcel is shown and so designated on that certain Parcel Map filed February 3, 1992 in Volume 18 of “Parcel Maps” at Page 147, Monterey County Records, and more particularly described as follows:

Beginning at the Southwesterly corner of said Parcel A, said point being on the Easterly line of Commercial Parkway as shown on said Map; thence along the said Easterly line N. 14° 00’ 00” W., 399.32 feet and along a tangent curve to the left thru a central angle of 5° 47’ 57” with a radius of 460.00 feet for an arc length of 46.56 feet; thence leaving said Easterly line N. 70° 12’ 03” E., 342.23 feet; thence S. 14° 04’ 00” E., 480.38 feet; thence S. 76° 00’ 00” W., 338.68 feet to the point of beginning.

A.P.No.: 133-491-040

B.	Lessee and Lessor entered into a lease (“Lease”), dated and amended by amendment(s) dated (if non, so indicate), by which Lessee leased certain premises (“Leased Premises”) constituting all or a portion of the Subject Property.

C.	Lessee desires to be assured of continued occupancy of the Leased Premises under the terms of the Lease and subject to the terms of the Deed of Trust subject to the terms hereof.

D.	Lenders is willing to make the Loan provided the Deed of Trust is a lien and charge upon the Leased Premises prior and superior to the Lease and provided that Lessee specifically subordinates the Lease to the lien and charge of the Deed of Trust subject to the terms hereof.

E.	Lessee is willing that the Deed of Trust shall constitute a lien or charge upon the Leased Premises which is prior and superior to the Lease subject to the terms hereof and is willing to attorn to Lender provided Lender grant Lessee a nondisturbance agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and conditions set forth hereinbelow, and in order to induce Lender to make the loan referred to above, the parties hereto agree as follows;

1. As used in this Agreement, “Lease” includes, without limitation, all right, title and interest that Lessee may have in all or any portion of the Leased Premises, whether granted by the terms of the Lease, by a separate written or oral agreement or otherwise.

2. Lender hereby consents to the Lease and all the provisions thereof.

3. Except as permitted by the Lease, Lessee shall not assign the Lease, nor sublet any portion of the Leased Premises, and Lessor shall not consent to any such assignment, or subletting other than as permitted by the terms of the Lease, without the prior written consent of Lender, which consent shall not be unreasonably withheld.

4. The Deed of Trust and any amendments, modifications, renewals and extensions thereof shall be and remain at all times a lien and charge on the Leased Premises, prior and superior to the Lease, to the leasehold estate created thereby and to all rights and privileges of Lessee or any other Lessee thereunder, subject to the terms hereof, and the Lease, the leasehold estate created thereby and all rights and privileges of Lessee or any other lessee thereunder are hereby subjected and made subordinate to the lien and charge of the Deed of Trust in favor of Lender, subject to the terms hereof.

5. Lender would not make the Loan without this Agreement.

6. Lender in making disbursements pursuant to any agreement with Lessor is under no obligation or duty to, nor has Lender represented that it will, see to the application of the proceeds of the loan by Lessor or any other persons to whom Lender disburse the proceeds of the loan. Any application or use of such proceeds for purposes other than those provided for in any agreement between Lender and Lessor shall not defeat the subordination made in this Agreement, in whole or in part.

7. Lessee intentionally subjects and subordinates the Lease, the leasehold estate created thereby together with all rights and privileges or Lessee or any other lessee thereunder in favor of the lien and charge upon the Leased Premises of the Deed of Trust, subject to the terms hereof, and understands that in reliance upon and in consideration of this subjection and subordination, specific loans and advances are being and will be made and specific monetary and other obligations are being undertaken and will be entered into which would not be made or entered into but for said reliance upon this subjection and subordination.

8. Lender agrees that, in the event of foreclosure or other right asserted under said Deed of Trust by the holder thereof, said Lease and the rights of Lessee thereunder shall continue in full force and effect and shall not be terminated or disturbed (whether by a foreclosure, deed in lieu of foreclosure or otherwise), except for a default continuing after notice and beyond any applicable grace period and otherwise in accordance with the provisions of said Lease.

9. If Lender or any subsequent holder of said Deed of Trust, or any person claiming under said holder, including any purchaser upon foreclosure (any of which being referred to as a “Successor”), whether by a foreclosure, deed in lieu of foreclosure or otherwise, then such successor shall succeed to the interest of the Lessor in said Lease, Lessee will recognize, and attorn to such Successor, or such other person as its Landlord under the terms of said Lease and be bound to such Successor under the terms of the Lease for the balance of the term thereof and any extensions or renewals thereof. Said attornment is to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Successor’s succeeding to the interest of the lessor under the Lease; provided, however, that Lessee agrees to provide written confirmation of its attornment within ten (10) days after receipt of a written request for such confirmation by such Successor. In any such event as described above, the Lease shall continue in accordance with its terms between Lessee as tenant and such Successor as Lessor; provided, however, that such Successor shall not be:

(i) liable for any act or omission of any prior landlord (including Lessor) under the Lease (without limiting any rights of Lessee under the Lease for non-monetary defaults of any prior landlord which continues and which such Successor fails to cure within a reasonable time after such Successor acquires Lessor’s interest under the Lease);

(ii) subject to any offsets or abatements against rent which Lessee may have against any prior landlord (including Lessor) except for the exercise of rights expressly set forth in the Lease;

(iii) bound by any rent or other charges with Lessee might have paid for more than the current month to any prior landlord (including Lessor) except as expressly required under the Lease;

(iv) bound by any amendment or modification of the Lease made without its consent, which consent shall not be unreasonably withheld or delayed; or

(v) such Successor shall only be liable for the Lessor’s obligations under the Lease accruing during the period of time that such Successor is the owner of the Subject Property, except as otherwise provided herein.

10. Lessor agrees that, except as expressly provided herein, this Agreement does not constitute a waiver by Lender of any of its rights under the Deed of Trust or related documents, and that the Deed of Trust and any related documents remain in full force and effect and shall be complied with in all respects by the Lessor.

11. Lessee agrees with Lender that from and after the date hereof, Lessee will not terminate or seek to terminate the Lease by reasons of any act or omission of the lessor thereunder or for any other reason until Lessee shall have given written notice and opportunity to cure (as hereafter provided), by registered or certified mail, return receipt requested, of said act or omission to Lender, which notice shall be addressed to:

Centennial Bank

18837 Brookhurst, Suite 100

Fountain Valley, CA 92708

Attn: Real Estate Loan Administration

3

Lender shall have a period of time equal to the greater of: (i) the time allowed Lessor under the Lease, or (ii) ten (10) days after receipt by Lender of such notice, during which period Lender shall have the right, but not be obligated, to remedy such act, omission or other matter.

12. This Agreement shall be the whole and only agreement with regard to the subjection and subordination of the Lease and the leasehold estate created thereby together with all rights and privileges of Lessee or any other lessee thereunder to the lien and charge of the Deed of Trust, and shall supersede and cancel (but only insofar as would affect the priority between the Deed of Trust and the Lease) any prior agreements as to such subjection or subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subjection or subordination of the Lease and the leasehold estate created thereby to a deed or deeds of trust or to a mortgage or mortgages.

13. This Agreement shall inure to the benefit of and shall be binding upon Lessee, Lessor and Lender, and their respective heirs, personal representatives, successors and assigns. This Agreement may not be materially altered, modified or amended except in writing signed by all of the parties hereto. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14. This Agreement shall be governed by and construed according to the laws of the State of California.

15. This instrument may be executed in multiple counterparts, and the separate signature pages and notary acknowledgments may then be combined into a single original document for recordation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LESSEE: Diedrich Coffee, Inc. A Delaware Corporation

By:

By:

LESSOR:

BORROWER: Stecar Properties, LLC, a California Limited Liability Company

By:
Steven L. Ruegg, Trustee of the Steve and Amy Ruegg
Revocable Trust, Member

4

LENDER:

CENTENNIAL BANK

By:
Marianne Zarcone, SVP

(Notary Acknowledgements must be attached)

NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

5

EXHIBIT “C”

Memorandum of Lease

When Recorded Mail to:

Diedrich Coffee, Inc.

28 Executive Park

Suite 200

Irvine, CA 92614

Attn: Real Estate

Space above for Recorder’s Use

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE dated this 20th day of September, 2005, is by and between STECAR PROPERTIES, LLC, a California limited liability company, hereinafter called the “Lessor, whose address is 1 Northwood Drive., Orinda, CA 94563, and DIEDRICH COFFEE, INC., a Delaware corporation, hereinafter called the “Lessee, whose principal place of business is located at 28 Executive Park, Suite 200, Irvine, CA 92614, Attn: Real Estate.

Lessor does hereby lease to Lessee that certain premises with improvements and appurtenant easments, if any, situated in the City of Castroville, County of Monterey, State of California, more particularly described in Exhibit A attached hereto and made a part hereof.

TO HAVE AND TO HOLD for a term commencing as of January 1, 2006, and ending ten (10) years from the date thereof.

Further, Lessor does hereby grant to Lessee, the right of option to extend term of this Lease upon the expiration of the original term for one additional sixty (60) month period; and thereafter for one additional one hundred twenty (120) month period.

The rentals to be paid by Lessee and all of the obligations and rights of Lessor and Lessee in respect to the above described rental for the original term and the extension thereof are set forth in that certain Lease dated             , 2005 executed by the parties hereto. This instrument is merely a memorandum of the aforesaid Lease and is subject to all fot he terms, conditions, and provisions thereof. In the event of any inconsistency between the terms of Lease and this instrument, the terms of said Lease shall prevail as between the parties hereto. This memorandum is binding upon and shall inure to the benefit of the heirs, sucessors, assigns and executors and administrators of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this memorandum as of the date and year first above written.

LESSOR:	STECAR PROPERTIES, LLC, a California limited liability company	LESSEE:	DIEDRICH COFFEE, INC., a Delaware corporation

By:		By:
Name:		Name:
Title:		Title:

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) ss.
COUNTY OF CONTRA COSTA	)

On this      day of         , 2005, before me,              Notary Public, personally appeared Steven Ruegg, ☐ personally known to me or ☐ proved to me based upon satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

(SEAL)

ACKNOWLEDGMENT - CORPORATE

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On this      day of         , 2005, before me,              Notary Public, personally appeared                                 , ☐ personally known to me or ☐ proved to me based upon satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

(SEAL)

EXHIBIT “A”

Legal Description

EXHIBIT “A”

Legal Description

Parcel A as said parcel is shown and so designated on that certain Parcel Map filed February 3, 1992 in Volume 18 of “Parcel Maps” at Page 147, Monterey County Records, and more particularly described as follows:

Beginning at the Southwesterly corner of said Parcel A, said point being on the Easterly line of Commercial Parkway as shown on said Map; thence along the said Easterly line N. 14° 00’ 00” W., 399.32 feet and along a tangent curve to the left thru a central angle of 5° 47’ 57” with a radius of 460.00 feet for an arc length of 46.56 feet; thence leaving said Easterly line N. 70° 12’ 03” E., 342.23 feet; thence S. 14° 04’ 00” E., 480.38 feet; thence S. 76° 00’ 00” W., 338.68 feet to the point of beginning.

A.P.No.: 133-491-040